Consent of Independent Registered Public Accounting Firm

The Board of Directors
Palatin Technologies, Inc.:

We consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 333-57079 and 333-83876) and registration statements on Form S-3 (Nos. 333-33569, 333-56605, 333-64951, 333-72873, 333-84421, 333-52024, 333-54918, 333-74990, 333-100469, 333-101764, 333-104370 and 333-112908) of Palatin Technologies, Inc. of our reports dated September 13, 2005, with respect to the consolidated balance sheets of Palatin Technologies, Inc. and subsidiary as of June 30, 2005 and 2004, and the related consolidated statements of operations, cash flows and stockholders’ equity for each of the years in the three-year period ended June 30, 2005, management’s assessment of the effectiveness of internal control over financial reporting as of June 30, 2005, and the effectiveness of internal control over financial reporting as of June 30, 2005, which reports appear in the June 30, 2005 annual report on Form 10-K of Palatin Technologies, Inc.

/s/ KPMG LLP

Philadelphia, Pennsylvania
September 13, 2005